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                                 EXHIBIT 10 (am)

                             FIRST AMENDMENT TO THE
                        MARSH DEFERRED COMPENSATION PLAN

      WHEREAS, effective January 1, 1997, Marsh Supermarkets, Inc. (the "Company") established the Marsh Deferred Compensation Plan (the "MDCP") primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in the Employee Retirement Income Security Act of 1974; and

      WHEREAS, the Company desires to amend the MDCP (i) to change the formulas for crediting additions (i.e, earnings) under the MDCP to the rate which is the greater of seven percent (7%) per year or the rate of return on ten (10) year U.S. Treasury Bonds plus three percent (3%), effective January 1, 2004, but in no event greater than ten percent (10%) per year; (ii) to permit a Participant to elect during December 2003 that the formula for crediting additions (i.e., earnings) attributable to his or her Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account balances as of December 31, 2003 continue to be based on cash dividends paid on hypothetical shares of Company stock; (iii) to eliminate the crediting of amounts to a Participant's Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account as if such amounts credited are hypothetical shares of Company stock (i.e., such amounts will be deemed to be cash), effective January 1, 2004; (iv) to permit a Participant to elect during December 2003 to make an in-service withdrawal of all of his or her Deferred Compensation Account conditioned on the forfeiture of five percent (5%) of the amount withdrawn and his or her suspension from making Elective Deferrals under the MDCP for a period of twelve (12) months; and (v) to clarify that the MDCP may be funded using the Marsh Deferred Compensation Plan Supplemental Trust or another "rabbi trust."

      NOW, THEREFORE, generally effective January 1, 2004, the Company hereby amends the MDCP as follows:

      1.    Section 2.1(t) is amended to provide as follows:

            (t) Employer Matching Amount: The amount for the Plan Year, if any, credited to a Participant's Matching Account pursuant to Section 4.3.

      2.    Section 2.1(z) is amended to provide as follows:

            (z) Grandfathered Benefit Amount: The amount for the Plan Year, if any, credited to a Participant's Grandfathered Benefit Account pursuant to
      Section 4.4.

      3.    Section 2.1(mm) is amended to provide as follows:

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            (mm)  Profit Based Matching Amount: The amount for the Plan Year, if any, credited to a Participant's Profit Based Matching Account pursuant to
      Section 4.5.

      4.    Section 4.3 is amended to provide as follows:

            4.3 Matching Account. An Employer Matching Amount may be credited each Plan Year to a Participant's Matching Account in the sole discretion of the Administrator. However, until otherwise provided by the Administrator, the Employer Matching Amount shall be an amount equal to
      (i) twenty-five percent (25%) of a Participant's Aggregate Deferral Dollars up to six percent (6%) of Compensation, reduced by (ii) the amount of Employer Matching Contributions contributed to his Matching Contribution Account under the 401(k) Plan. The Employer Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion to the Matching Account of each Participant, including a Participant who had a Separation from Service during the Plan Year.

            The hypothetical shares of Company Stock credited to a Participant's Matching Account as of January 1, 2004, shall be deemed to be converted into cash as of such date. The Participant's Matching Account balance as of January 1, 2004, shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

      5.    Section 4.4 is amended to provide as follows:

            4.4 Grandfathered Benefit Account. The Grandfathered Benefit Account of an Employee who has not been selected to participate in the SRP and who would have received an allocation of a Grandfathered Contribution under Section 5.2(a) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Grandfathered Benefit Amount equal to the amount of the Grandfathered Contribution he would have received under the 401(k) plan; provided, however, that the amount of such Grandfathered Contribution shall be determined based on Compensation under the Plan. The Grandfathered Benefit Amount shall be credited at such time as determined by the Administrator in its sole discretion.

            The hypothetical shares of Company Stock credited to a Participant's Grandfathered Benefit Account as of January 1, 2004, shall be deemed to be converted into cash as of such date. The Participant's Grandfathered Benefit Account balance as of January 1, 2004, shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

      6.    Section 4.5 is amended to provide as follows:

            4.5 Profit Based Matching Account. The Profit Based Matching Account of an Employee who has not been selected to participate in the SRP and who would have received an allocation of a Profit Based Matching Contribution under Section 5.2(c) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Profit Based Matching Amount equal to the amount of the Profit Based Matching Contribution he would have received under the 401(k) Plan; provided, however, that the amount of such Profit Based Matching Contribution shall be determined based on Compensation under the Plan. The Profit Based Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion.

            The hypothetical shares of Company Stock credited to a Participant's Profit Based Matching Account as of January 1, 2004, shall be deemed to be converted into cash as of such date. The Participant's Profit Based Matching Account balance as of January 1, 2004, shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

      7.    Section 4.6 is amended to provide as follows:

            4.6 Earnings Credited to Deferred Compensation Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each Plan Year, the Employer shall credit

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      the Deferred Compensation Account of each Participant with additions computed at the rate which is the greater of seven percent (7%) per annum, compounded annually, or the rate of return for the appropriate period on ten (10) year U.S. Treasury Bonds plus three percent (3%), but in no event greater than ten percent (10%) per year.

            Such additions shall continue to be credited to the Deferred Compensation Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

      8.    Section 4.7 is amended to provide as follows:

            4.7 Earnings Credited to Matching Account, Grandfathered Benefit Account and Profit Based Matching Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each Plan Year, the Employer shall credit the Matching Account, Grandfathered Benefit Account and Profit Based Matching Account of each Participant with additions computed at the rate which is the greater of seven percent (7%) per annum, compounded annually, or the rate of return for the appropriate period on ten (10) year U.S. Treasury Bonds plus three percent (3%), but in no event greater than ten percent (10%) per year.

            Notwithstanding the preceding paragraph, if a Participant affirmatively elects, at such times during the month of December 2003 as determined by the Administrator in its sole discretion, the Employer shall continue to credit his Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account with additions equal to the amount of cash dividends paid during the Plan Year, if any, on the number of hypothetical shares in such account as of January 1, 2004. Such election shall not apply to any amounts credited to such Accounts at any time after January 1, 2004. For purposes of the election described in this paragraph the number of hypothetical shares of Company Stock credited to the Participant's accounts shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in such shares.

            Such additions shall continue to be credited to the Matching Account, Grandfathered Account and Profit Based Matching Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

      9.    New Section 5.7 is added to provide as follows:

            5.7 In-Service Withdrawal. At such times during the month of December 2003 as determined by the Administrator in its sole discretion, a Participant may affirmatively elect to withdraw all of his Deferred Compensation Account. Any such payment shall be debited to the Participant's Deferred Compensation Account, and the balance remaining in his Deferred Compensation Account shall be payable in accordance with otherwise applicable provisions of the Plan.

            A Participant who elects to make an in-service withdrawal of his Deferred Compensation Account pursuant to this Section 5.7 shall forfeit five percent (5%) of the amount withdrawn and shall not be eligible to make Elective Deferrals until the calendar month that first occurs after the expiration of twelve (12) months from the date of election of such in-service withdrawal. A Participant who is suspended from making Elective Deferrals pursuant to this Section 5.7 shall remain a Participant even though he may not resume making Elective Deferrals until after the period of his ineligibility has expired and until he has completed and submitted to the person designated by the Administrator a new Enrollment Form. Any suspension of a Participant shall have no effect upon his rights under the Plan, except as expressly limited by this Section 5.7, and earnings shall be credited to his Deferred Compensation Account as in the case of all Participants.

      10.   Section 12.1 is amended to provide as follows:

            12.1 Plan Unfunded. The payments to the Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Employer may

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      accumulate a reserve or reserves, and may use such vehicles as the MDCP
      Supplemental Trust or any other "rabbi trust" to accumulate such reserve or reserves, which shall remain the property of the Employer as part of its general assets. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

      IN WITNESS WHEREOF, Marsh Supermarkets, Inc. has caused this First Amendment to the Marsh Deferred Compensation Plan to be executed this 31st day of December, 2003, effective January 1, 2004, by its duly authorized officers.

                                    MARSH SUPERMARKETS, INC.

                                    By:  /s/ Douglas W. Dougherty
                                         --------------------------
                                         Douglas W. Dougherty, Senior
ATTEST:                                  Vice President, Chief Financial Officer
                                         And Treasurer

/s/ P. Lawrence Butt
---------------------------------
P. Lawrence Butt, Secretary

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